UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 28, 2025

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported, The Nasdaq Stock Market LLC’s (“Nasdaq”) Listing Qualifications Staff (the “Staff”) notified Novo Integrated Sciences, Inc. (the “Company”) that it was in violation of the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2). Also as previously disclosed, on November 4, 2024, the Company received a letter from Nasdaq indicating that the Company’s common stock would be delisted from Nasdaq and trading in the Company’s common stock would be suspended at the open of trading on November 6, 2024. Beginning at the open of trading on November 6, 2024, the Company’s common stock began trading on the OTC Market under the symbol “NVOS.”

On April 28, 2025, Nasdaq notified the Company that it would file a Form 25 with the Securities and Exchange Commission to complete the delisting of the Company’s common stock. As of the filing time of this Current Report on Form 8-K, the Form 25 has not yet been filed by Nasdaq. The delisting will be effective 10 days after the Form 25 is filed. The Company’s common stock will continue to be quoted on the OTC Market following filing and effectiveness of the Form 25.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: May 2, 2025	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer